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                                                                    Exhibit 23.2



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated April 23, 1997 appearing on page 44 of Tegal Corporation's Annual Report on Form 10-K for the year ended March 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule which appears on page S-2 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Price Waterhouse LLP
------------------------

Price Waterhouse LLP
San Jose, California

May 5, 1998